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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2003 relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of Medtronic, Inc., which is incorporated by reference in Medtronic, Inc.'s Annual Report on Form 10-K for the year ended April 25, 2003. We also consent to the incorporation by reference of our report dated May 19, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
January 27, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS